UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Fossil Group, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2020 to (i) elect seven directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), and (iii) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021 (“Proposal 3”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 9, 2020.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non-Votes
Proposal 1
Mark R. Belgya	34,298,798	214,135	6,663	7,244,402
William B. Chiasson	34,250,207	263,225	6,164	7,244,402
Kim H. Jones	34,454,209	60,599	4,788	7,244,402
Kosta N. Kartsotis	34,096,253	418,489	4,854	7,244,402
Kevin Mansell	34,173,616	339,313	6,667	7,244,402
Diane L. Neal	34,152,068	362,754	4,774	7,244,402
Gail B. Tifford	34,252,114	262,704	4,778	7,244,402

Proposal 2	34,000,552	435,851	83,192	7,244,403

Proposal 3	39,521,028	2,221,767	21,203	—

Item 8.01	Other Events.
The Company’s Board of Directors unanimously voted to reduce the automatic grant of Restricted Stock Units (as defined in the Plan) that would be granted to the “outside directors” of the Company in connection with the Annual Meeting pursuant to the Fossil Group, Inc. 2016 Long-Term Incentive Plan, as amended (the “Plan”). Instead of receiving a grant of Restricted Stock Units equal to the number of shares of Company common stock having an aggregate Fair Market Value (as defined in the Plan) of $130,000, such “outside directors” will receive 25% less Restricted Stock Units and the number of Restricted Stock Units that will be granted will be determined by using a $15 per share value instead of the Fair Market Value on the date of grant. In connection with the foregoing, the “outside directors” have executed a waiver for the portion of such grant that they would otherwise be entitled to under the Plan. In addition, the Company deferred the cash fees for all non-employee directors serving on the Company’s Board of Directors for the first quarter of 2020 until the end of 2020 and reduced the cash fees for all non-employee directors serving on the Company’s Board of Directors for the second quarter of 2020 by 20%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2020

FOSSIL GROUP, INC.

	By:	/s/ JEFFREY N. BOYER
	Name:	Jeffrey N. Boyer
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer